Exhibit 99.1

Patriot National Announces Share Repurchase Program

FORT LAUDERDALE, Fla., March 3, 2016—Patriot National, Inc. (NYSE: PN), a leading provider of technology and outsourcing solutions, today announced that its Board of Directors approved a $15 million share repurchase program for the Company’s common stock.

“We believe the Company’s common stock is significantly undervalued and does not reflect the value or the earnings power of our operating platform, which is unparalleled in the marketplace and positions Patriot National for long-term sustainable growth and profitability, said Steven M. Mariano, Chief Executive Officer of Patriot National. “Our management team and Board are focused on evaluating all opportunities to create value for our shareholders and we are pleased to announce this share repurchase program.”

The share repurchase program is effective immediately, and gives management discretion in determining the market and business conditions under which shares may be purchased from time to time, in open market transactions or in negotiated off-market transactions. The program may continue for up to eighteen months.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “can,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, which include the risk factors and related matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

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Patriot National, Inc.

Investor and Media Contacts:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com